AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                            ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation (a) has duly established a new series of shares titled Mid Cap Value Fund (hereinafter referred to as a "Series" for the Corporation's stock and (b) has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these Articles Supplementary, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                             Number of Shares          Aggregate Par Value

        Equity Income Fund                         705,000,000              $  7,050,000

        Value Fund                               1,050,000,000                10,500,000

        Real Estate Fund                            55,000,000                   550,000

        Small Cap Value Fund                       462,500,000                 4,625,000

        Equity Index Fund                          500,000,000                 5,000,000

        Large Company Value Fund                   212,500,000                 2,125,000

        Mid Cap Value Fund                          15,000,000                   150,000

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established Classes of shares for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     500,000,000                $5,000,000
                                        Institutional                  50,000,000                  500,000
                                        Service                                        0                 0
                                        R                              10,000,000                  100,000
                                        Advisor                      125,000,000                 1,250,000
                                        C                              20,000,000                  200,000


        Value Fund                      Investor                     800,000,000                $8,000,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                        0                 0
                                        Advisor                      110,000,000                 1,100,000
                                        C                              20,000,000                  200,000
                                        A                              10,000,000                  100,000
                                        B                              10,000,000                  100,000
                                        C II                                           0                 0

        Real Estate Fund                Investor                       30,000,000                 $300,000
                                        Institutional                  12,500,000                  125,000
                                        Service                                        0                 0
                                        Advisor                        12,500,000                  125,000

        Small Cap Value Fund            Investor                     300,000,000                $3,000,000
                                        Institutional                  50,000,000                  500,000
                                        Service                                        0                 0
                                        Advisor                      100,000,000                 1,000,000
                                        C                              12,500,000                  125,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                400,000,000                 4,000,000

       Large Company Value Fund         Investor                     100,000,000                $1,000,000
                                        Institutional                  50,000,000                  500,000
                                        Service                                        0                 0
                                        Advisor                        12,500,000                  125,000
                                        C                              10,000,000                  100,000
                                        R                              10,000,000                  100,000
                                        A                              20,000,000                  200,000
                                        B                              10,000,000                  100,000
                                        C II                                           0                 0

        Mid Cap Value Fund              Investor                       15,000,000                 $150,000

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of January, 2004.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.




Name:  Anastasia H. Enneking                  Name:   Charles A. Etherington
Title:   Assistant Secretary                  Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  January 12, 2004
                                   --------------------------------------------
                                         Charles A. Etherington, Vice President